Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Romulus Corp. (the “Company”) on Form 10-K for the period ended August 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Chong, Vice President, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 25, 2015	/s/ David Chong
	Name:	David Chong
	Title:	Vice President, Secretary and Treasurer (principal financial and accounting officer)